UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2016
Date of Report (Date of earliest event reported)

OAXACA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-196921	36-4752858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7458 Allison Place Chilliwack, British Columbia, Canada	V4Z 1J7
(Address of principal executive offices)	(Zip Code)

(778) 823-3104
Registrant's telephone number, including area code

1551 Johnston Street, Suite 201, Vancouver, British Columbia, Canada, V6H 3R9.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01        Entry into a Material Definitive Agreement

On April 8, 2016, Oaxaca Resources Corp. (the "Company") entered into a definitive Arrangement Agreement (the "Arrangement Agreement") with Garmatex Technologies, Inc., a non-reporting company incorporated under the laws of the Province of British Columbia, Canada ("Garmatex"), pursuant to which the Company is to acquire all of the issued and outstanding securities of Garmatex in exchange for equivalent securities of the Company by way of a statutory arrangement (the "Arrangement") pursuant Part 9, Division 5, of the Business Corporations Act (British Columbia). The purpose of the Arrangement is for the Company to acquire Garmatex and its subsidiaries to engage in the business of developing and supplying scientifically-engineered fabric technologies.

It is presently contemplated that the Company will be renamed from Oaxaca Resources Corp. to "Garmatex Technologies, Inc." or such other company name as Garmatex may determine prior to the effective time of the Arrangement. Upon closing of the Arrangement, each Garmatex shareholder will receive one (1) post-Company Forward Stock Split (as hereinafter defined) restricted common share of the Company for every one (1) post-Garmatex share consolidation (on a one (1) new for five (5) old basis) (the "Garmatex Share Consolidation") share of Garmatex resulting in approximately 25,746,422 post-Company Forward Stock Split shares issued to Garmatex shareholders (excluding any common shares of the Company to be issued pursuant to the Concurrent Company Financing (as hereinafter defined)). In addition, each post-Garmatex Share Consolidation share purchase warrant to acquire up to an aggregate of 1,970,574 post-Garmatex Share Consolidation shares of Garmatex will be issued a replacement share purchase warrant in the Company (each, a "Replacement Warrant") on the same terms as the post-Garmatex Share Consolidation share purchase warrants. Furthermore, the Arrangement Agreement provides that all outstanding post-Garmatex Share Consolidation stock options are to be cancelled on or prior to the effective time of the Arrangement.

The Arrangement Agreement also provides that closing of the Arrangement will be subject to:

(a)     the prior cancellation by certain shareholders of the Company of an aggregate of up to 1,320,000 pre-Company Forward Stock Split restricted common shares currently held by them in the Company (collectively, the "Company Founder Cancellation");

(b)     the issuance, by way of a private placement, of up to an aggregate of 12,500,000 post-Company Forward Stock Split restricted common shares and/or units (each a "Unit") of the Company, at a subscription price of not less than CAD$0.40 per common share and/or Unit (representing $5.00 per common share and Unit pre-Company Forward Stock Split); and with each Unit being comprised of not greater than one common share and one-half of one share purchase warrant of the Company (each, a "Warrant") with each whole Warrant exercisable for one common share (each, a "Warrant Share") at not less than US$0.60 per Warrant Share and for not longer than two years from the completion of the Arrangement (collectively, the "Concurrent Company Financing"); and

(c)     the Company forward stock split (the "Company Forward Stock Split") on a 12 and one-half (12.5) new for one (1) old basis.

As a result of the Company Forward Stock Split and the Company Founder Cancellation there will be approximately 15,000,000 common shares issued and outstanding in the Company (excluding any common shares to be issued pursuant to the Concurrent Company Financing and the closing of the Arrangement).

The Arrangement Agreement also provides that the Company agrees to advance by way of a loan or loans to Garmatex (collectively, the "Loan"), as requested by Garmatex from time to time and prior to or commensurate with the closing of the Arrangement, the aggregate principal sum of all of the net Concurrent Company Financing proceeds (collectively, the "Principal Sum") received prior to the completion of the Arrangement together with, in each such instance, interest accruing on any Principal Sum of a Loan amount hereunder at the rate of five percent (5%) per annum, compounded semi-annually and not in advance (the "Interest") prior to maturity; and with maturity in each such instance of a Loan shall be on the date that is the earlier of (i) nine months from the advancement date of any such Principal Sum Loan to Garmatex, (ii) the closing of the Arrangement, or (iii) 90 calendar days from the termination, for any reason whatsoever, of the Arrangement Agreement (such earlier date referred to as the "Maturity"). All such Principal Sum and Interest will be secured, contemporaneously with the advancement of any fund under any such Loans, by way of a senior, subordinated (subordinated only to Garmatex's existing secured indebtedness), fixed and floating charge on all of the assets of Garmatex. Upon completion of the Arrangement, it is intended, subject to the Company's prior receipt of appropriate accounting and legal advice, that any Loan from the Company will simply be forgiven, or become an inter-company account as the situation may require.

The Arrangement Agreement provides that certain Garmatex shareholders and holders of Garmatex warrants being all the directors and officers of Garmatex and certain of the largest shareholders of Garmatex (as well as certain holding companies thereof) and certain of the largest holders of Garmatex warrants (collectively, the "Locked-up Securityholders") have or will enter into Lock-up Agreements (the "Lock-Up Agreements") with the Company pursuant to which the Locked-up Securityholders agree to vote their Garmatex shares and Garmatex warrants in favour of the special resolution approving the Arrangement to be considered at the annual general and special meeting of the Garmatex shareholders and warrantholders.

The foregoing summary of the terms of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by the Arrangement Agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

In addition, the foregoing summary of the Loan does not purport to be completed and is qualified in its entirely by the Secured and Subordinated Loan Agreement which was filed as Exhibit 10.2 to our Current Report filed with the SEC on March 16, 2016 and is incorporated by reference herein.

Furthermore, the summary of the terms of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by form of Lock-Up Agreement which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01        Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

Not applicable.

(b)      Pro forma Financial Information

Not applicable.

(c)      Shell Company Transaction

Not applicable.

(d)      Exhibits
Exhibit	Description
10.1	Arrangement Agreement between Oaxaca Resources Corp. and Garmatex Technologies, Inc. dated April 8, 2016.
10.2	Form of Lock-Up Agreement between Oaxaca Resources Corp. and Secured and certain shareholders of Garmatex Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OAXACA RESOURCES CORP.
Date: April 14, 2016.	By: /s/ Devon Loosdrecht Devon Loosdrecht President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and a director

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